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Exhibit 23

Consent of Independent Certified Public Accountants

Chromatics Color Sciences International, Inc.
New York, New York

We hereby consent to the incorporation by reference in the Registration Statement filed on Form S-8 (file no. 333-51697) of our report dated March 15, 1999, except for Note 6 which is as of April 15, 1999, relating to the consolidated financial statements of Chromatics Color Sciences International, Inc., appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.


/s/ BDO Seidman, LLP

New York, New York
April 15, 1999



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                       CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statemens on Form S-3 (No. 333-3818 and No. 333-3820) and S-8 (No. 333-51697) of Chromatics Color Sciences International, Inc. of our report dated February 17, 1998 appearing on this Form 10-K.




                                           Wiss & Company, LLP


Livingston, New Jersey
March 15, 1999